UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Performance Awards

On March 25, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Spectrum Pharmaceuticals, Inc. (the “Company”) in consultation with the Company’s Chief Executive Officer (the “CEO”), determined performance awards for its (i) Executive Vice President and Chief Financial Officer and (ii) Senior Vice President and Chief Medical Officer. Such performance awards are as set forth in the table below and include (a) a cash bonus to each of the above-referenced named executive officers for fiscal 2013, (b) a special one-time performance-based recognition and retention grant of stock options (granted on March 25, 2014 (the “Grant Date”)) under the Company’s 2009 Stock Incentive Award Plan (the “Plan”), and (c) a special one-time performance-based recognition and retention restricted stock award (awarded March 25, 2014 (the “Award Date”)) under the Plan.

Name and Office	Cash Bonus	Stock Options(1)	Restricted Stock Awards(2)
Kurt A. Gustafson Executive Vice President and Chief Financial Officer	$200,000	75,000	15,000
Lee F. Allen, M.D., Ph.D. Senior Vice President and Chief Medical Officer	$166,250	50,000	8,000

(1)	The stock options have an exercise price per share equal to the closing sales price of the Company’s common stock on March 24, 2014, or $7.78, and will vest 25% on the first anniversary of the Grant Date and in three equal annual installments on the successive anniversaries of the Grant Date thereafter.
(2)	The restricted stock awards will vest 25% on the first anniversary of the Award Date and in three equal annual installments on the successive anniversaries of the Award Date thereafter.

In determining compensation for the Company’s above-referenced named executive officers, the Committee evaluated each named executive officer’s performance based primarily on individual contributions toward the advancement of the Company’s business objectives. In addition, the Committee used broad-based third party surveys to obtain a general understanding of current compensation practices. The Committee’s determination of individual performance awards took into account the recommendations of Dr. Rajesh Shrotriya, the Company’s CEO, with respect to the individual performance of the named executive officers referenced above as to whether such named executive officers substantially achieved the stated objectives and their performance with respect to corporate objectives that were deemed to be important to the success of the Company.

Change In Control Severance Agreements

On March 25, 2014, the Committee approved and adopted a form of Change In Control Severance Agreement (the “Severance Agreement”) to be entered into with the Company’s named executive officers (other than the Chief Executive Officer) as well as certain other officers (collectively, the “Eligible Officers”). Under the Severance Agreement, severance benefits are payable to an Eligible Officer if, during the term of the Severance Agreement and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the Eligible Officer’s employment is terminated by the Company other than for Cause or the Eligible Officer resigns for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of the Eligible Officer’s current base salary for a period of 12 months following termination of employment and (ii) the payment of Accrued Benefits (as defined in the Severance Agreement). The purpose of the Severance Agreements is, among other things, to provide the Eligible Officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change in Control. The Severance Agreements expire by their terms on the one year anniversary of a Change in Control.

A copy of the form of Severance Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Change In Control Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2014

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Change In Control Severance Agreement